Exhibit 10.26

GEORGIA BANKING COMPANY, INC.

AMENDMENT TO
NONQUALIFIED STOCK OPTION AWARD

THIS AMENDMENT TO NONQUALIFIED STOCK OPTION AWARD (this “Amendment”) is made as of March 1, 2025, by Georgia Banking Company, Inc. (the “Company”), a successor by merger to Primary Bancshares, Inc. (“Primary”).

WHEREAS, the Company and Primary have entered into that certain Agreement and Plan of Merger, dated October 9, 2024, by and between the Company and Primary, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of January 22, 2025 (collectively, the “Company Merger Agreement”), pursuant to which Primary will merge with and into the Company, with the Company as the surviving corporation (the “Company Merger”);

WHEREAS, immediately following the Company Merger, Primary’s wholly-owned Georgia bank subsidiary, Georgia Primary Bank (“Primary Bank”), will merge with and into the Company’s wholly-owned Georgia bank subsidiary, Georgia Banking Company (the “Bank”), with the Bank as the surviving bank (the “Bank Merger” and together with the Company Merger, the “Mergers”), in accordance with the terms and conditions of that certain Agreement and Plan of Merger, dated as of October 9, 2024, by and between the Bank and Primary Bank (the “Bank Merger Agreement”);

WHEREAS, Primary granted stock options to purchase shares of Primary’s common stock (“Options”) to certain current and former service providers of Primary and/or Primary Bank (the “Optionees”), subject to the terms and conditions of each Optionee’s Nonqualified Stock Option Award (the “Award Notice”) and the Terms and Conditions to the Nonqualified Stock Option Award (“Terms and Conditions” and together with the Award Notice, the “Award Agreements”);

WHEREAS, in connection with the Company Merger and pursuant to the Company Merger Agreement and Section 6 of the Terms and Conditions, certain Optionees elected to convert their outstanding and unexercised Options into options to purchase shares of the Company’s common stock (the “Rollover Options”) equal to the number (rounded down to the nearest whole number) of (x) the number of shares of Primary’s common stock subject to such Option immediately prior to the Effective Time (as defined in the Company Merger Agreement) times (y) 0.5870 (the “Exchange Ratio”), at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Primary’s common stock of such Option immediately prior to the Effective Time divided by (B) the Exchange Ratio(the “Option Conversion”);

WHEREAS, pursuant to the Company Merger Agreement and the terms and conditions of the applicable Award Agreements, the Rollover Options will be fully vested and exercisable, as of the Effective Time;

WHEREAS, pursuant to the Merger Agreement, the Company has assumed the Rollover Options and the Award Agreements governing the Rollover Options granted thereunder, as of the Effective Time, with the modifications described above;

WHEREAS, as of the Effective Time (the “Amendment Effective Time”), each Award Agreement, set forth on Exhibit A is hereby amended to reflect the Option Conversion and the assumption by the Company of the Rollover Options and the Plan under which the Options were granted, with such modifications as may be necessary to reflect the Mergers;

WHEREAS, following the Amendment Effective Time, the Rollover Options shall continue to be governed by their terms as in effect prior to the Closing Date, except as amended by this Amendment; and

WHEREAS, capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to such terms in the Award Agreement.

NOW, THEREFORE, effective as of the Amendment Effective Time, the Award Agreements are hereby amended as follows:

I.          Following the Amendment Effective Time, references to the “Company” and “Primary Bankshares, Inc.” shall refer to “Georgia Banking Company, Inc.”

II.        Following the Amendment Effective Time, references to “Common Stock” shall refer to the common stock, $0.01 par value per share, of Georgia Banking Company, Inc.

III.       The following sentence is added to the end of Clause D of the Award Notice to read as follows:

“Notwithstanding the foregoing, the number of outstanding Option Shares subject to the unexercised portion of the Option shall be adjusted effective as of the Amendment Effective Time, and shall equal the product (rounded down to the nearest whole number) of (x) the number of unexercised Option Shares subject to the Option (as set forth above) times (y) 0.5870 (the “Exchange Ratio”).”

IV.       The following sentence is added to the end of Clause E of the Award Notice to read as follows:

“Notwithstanding the foregoing, the Exercise Price per Option Share shall be adjusted effective as of the Amendment Effective Time, and shall equal the quotient (rounded up to the nearest whole cent) of (A) the Exercise Price per Option Share immediately prior to the Effective Time divided by (B) the Exchange Ratio.”

V.        Except as specifically amended by this Amendment, all terms and conditions of the Award Agreement shall remain in full force and effect and shall not be modified by this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of the date first written above.

GEORGIA BANKING COMPANY, INC.,
a Georgia Corporation

By:	/s/ Bartow Morgan, Jr.
Bartow Morgan, Jr.
Chief Executive Officer

[Signature Page to Amendment to Non-Qualified Stock Option Award]